Exhibit 4.12

SUBORDINATION AGREEMENT

SUBORDINATION AGREEMENT, dated as of September 24, 2012, by and among GLOBAL ENERGY, INC., an Ohio corporation (together with its successors and permitted assigns, the "Subordinated Creditor"), LIMA ENERGY COMPANY, an Ohio corporation (together with its successors and permitted assigns, the "Company"), THIRD EYE CAPITAL CORPORATION, as administrative agent (together with its successors and assigns in such capacity, the "NPA Agent") for the Noteholders parties to the Note Purchase Agreement (as hereinafter defined), and THIRD EYE CAPITAL CORPORATION, as Administrative Agent (together with its successors and assigns in such capacity, (the "UPA Agent") for the Investors parties to the Unit Purchase Agreement (as hereinafter defined).

The parties hereto hereby agree as follows:

1.             Definitions.

(a)           The following terms shall have the following meanings:

"Agents":  the collective reference to the NPA Agent and the UPA Agent.

"Agreement":  this Subordination Agreement, as the same may be amended, restated, modified or otherwise supplemented from time to time.

"Collateral":  the collective reference to any and all property that from time to time secures or purports to secure the payment or performance of the Senior Obligations.

"Commitments":  (i) the obligations of the Noteholders to purchase Senior Notes pursuant to the Note Purchase Agreement, and (ii) the obligations of the Investors to purchase Senior Notes pursuant to the Unit Purchase Agreement.

"Contractual Obligation":  as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

"Controlling Agent":  the NPA Agent and, if the Note Indebtedness (as defined in the Note Purchase Agreement) has been paid in full in cash, the UPA Agent.

"Governmental Authority":  any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

"Holdings":  USA Synthetic Fuel Corporation, a Delaware corporation.

"Insolvency Event":  (i) Holdings or any of its Subsidiaries commencing any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Holdings or any of its Subsidiaries making a general assignment for the benefit of its creditors; or (ii) there being commenced against Holdings or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there being commenced against Holdings or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Holdings or any of its Subsidiaries taking any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) Holdings or any of its Subsidiaries generally not paying, or being unable to pay, or admitting in writing its inability to pay, its debts as they become due.

"Insolvency Proceeding":  the occurrence of any proceeding specified in clause (i) or clause (ii) of the definition of "Insolvency Event" in this Agreement.

"Investors":  has the meaning specified in the Unit Purchase Agreement.

"Lien":  any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

"Noteholders":  has the meaning specified in the Note Purchase Agreement.

"Note Purchase Agreement":  the Note Purchase Agreement dated as of September 24, 2012, among the Company, the Parent, the NPA Agent and the Noteholders parties thereto from time to time, as such Note Purchase Agreement may be amended, restated, modified, supplemented, replaced, extended, renewed, refinanced, or restructured from time to time (whether provided by the original NPA Agent and Noteholders under such Note Purchase Agreement or a successor NPA Agent or other Noteholders).

"NPA Agent":  has the meaning specified in the preamble of this Agreement.

"Parent":  USA Synthetic Fuel Corporation, a Delaware corporation.

"Person":  an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

"Requirement of Law":  as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

"Royalty Agreement":  the Royalty Agreement dated as of September 24, 2012, among the Company, the royalty investors party thereto, and Third Eye Capital Corporation, as administrative agent for such royalty investors.

"Senior Creditors":  the holders from time to time of Senior Obligations.

"Senior Documents":  the collective reference to the Note Purchase Documents (as defined in the Note Purchase Agreement) and the Unit Purchase Documents (as defined in the Unit Purchase Agreement).

"Senior Notes":  the collective reference to the Notes (as defined in the Note Purchase Agreement) and the Notes (as defined in the Unit Purchase Agreement).

"Senior Obligations":  the collective reference to the Note Indebtedness (as defined in the Note Purchase Agreement) and the Note Indebtedness (as defined in the Unit Purchase Agreement.

"Senior Security Documents":  the collective reference to the Security Documents (as defined in the Note Purchase Agreement) and the Security Documents (as defined in the Unit Purchase Agreement).

"Subordinated Creditor":  has the meaning specified in the preamble of this Agreement.

"Subordinated Documents":  the collective reference to the Subordinated Note and any other documents or instruments that from time to time evidence the Subordinated Obligations or secure or support payment or performance thereof.

"Subordinated Note":  the Promissory Note dated effective March 15, 2010, executed by the Company and payable to the order of the Subordinated Creditor in the original principal amount of $38,000,000.

"Subordinated Obligations":  the collective reference to the unpaid principal of and interest (if any) on the Subordinated Note and all other obligations and liabilities of the Company to the Subordinated Creditor (including, without limitation, interest (if any) accruing at the applicable rate provided in the Subordinated Note after the maturity of the Subordinated Note and interest accruing at the then applicable rate provided in the Subordinated Note after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Subordinated Note, this Agreement, or any other Subordinated Document, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Subordinated Creditor that are required to be paid by the Company pursuant to the terms of the Subordinated Note or any other Subordinated Document).

"Subsidiary":  as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

"Unit Purchase Agreement":  the Unit Purchase Agreement dated as of September 24, 2012, among the Company, the Parent, the UPA Agent and the Investors parties thereto from time to time, as such Unit Purchase Agreement may be amended, restated, modified, supplemented, replaced, extended, renewed, refinanced, or restructured from time to time (whether provided by the original UPA Agent and Investors under such Unit Purchase Agreement or a successor UPA Agent or other Investors).

"UPA Agent":  has the meaning specified in the preamble of this Agreement.

(b)           The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation."  The word "will" shall be construed to have the same meaning and effect as the word "shall".  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified, (b) any reference herein to any person shall be construed to include such person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(c)           Notwithstanding anything to the contrary contained herein, the Royalty Agreement shall not constitute a Senior Document and the obligations of the Company under the Royalty Agreement shall not constitute Senior Obligations.

2.           Subordination.

(a)           Each of the Company and the Subordinated Creditor agrees, for itself and each future holder of the Subordinated Obligations, that the Subordinated Obligations are expressly "subordinate and junior in right of payment" (as that phrase is defined in paragraph (b) of this Section 2 to all Senior Obligations).

(b)           "Subordinate and junior in right of payment" means that:

(i)           The Subordinated Obligations and the Subordinated Creditor shall not have any claim to the assets of, or equity interests in, the Company on a parity with or prior to the claim of the Senior Obligations; and

(ii)           Unless and until the Senior Obligations have been paid in full, without the express prior written consent of the Controlling Agent:

(A)           the Subordinated Creditor shall not take, accept, demand, require or receive from the Company or any other Person, and the Company shall not make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment (whether made in cash, securities or other property) of or security for the whole or any part of the Subordinated Obligations;

(B)           the Subordinated Creditor shall not accelerate or demand payment of the Subordinated Note; and

(C)           the Subordinated Creditor shall not commence any legal proceeding to collect or enforce any of the Subordinated Obligations.

(c)           The expressions "prior payment in full," "payment in full," "paid in full" and any other similar terms or phrases when used in this Agreement with respect to the Senior Obligations shall mean (i) the indefeasible payment in full, in immediately available funds, of all of the Senior Obligations, and (ii) the termination of the Commitments.

3.             Additional Provisions Concerning Subordination.

(a)           The Subordinated Creditor and the Company agree that upon the occurrence of any Insolvency Event commenced by or against the Company:

(i)           all Senior Obligations shall be paid in full before any payment or distribution is made with respect to the Subordinated Obligations; and

(ii)           any payment or distribution of assets of the Company, whether in cash, property or securities, to which the Subordinated Creditor would be entitled except for the provisions hereof, shall be paid or delivered by the Company, or any receiver, trustee in bankruptcy, liquidating trustee, disbursing agent or other Person making such payment or distribution, directly to the Controlling Agent, for the benefit of the Senior Creditors, to the extent necessary to pay in full all Senior Obligations before any payment or distribution shall be made to the Subordinated Creditor.

(b)           Upon the occurrence of any event or proceeding described in clause (i) of the definition of "Insolvency Event" commenced by or against the Company:

(i)           the Subordinated Creditor irrevocably authorizes and empowers the Controlling Agent:

(A)           to demand, sue for, collect and receive every payment or distribution on account of the Subordinated Obligations payable or deliverable in connection with such event or proceeding and give acquittance therefor; and

(B)           to file claims and proofs of claim in any statutory or non-statutory proceeding and take such other actions, in its own name as Controlling Agent, or in the name of the Subordinated Creditor or otherwise, as the Controlling Agent may deem necessary or advisable for the enforcement of the provisions of this Agreement; provided, however, that the foregoing authorization and empowerment imposes no obligation on the Controlling Agent to take any such action;

(ii)           the Subordinated Creditor shall take such action, duly and promptly, as the Controlling Agent may request from time to time

(A)           to collect the Subordinated Obligations for the account of the Senior Creditors; and

(B)           to file appropriate proofs of claim in respect of the Subordinated Obligations; and

(iii)           the Subordinated Creditor shall execute and deliver such powers of attorney, assignments or proofs of claim or other instruments as the Controlling Agent may request to enable the Controlling Agent to enforce any and all claims in respect of the Subordinated Obligations and to collect and receive any and all payments and distributions which may be payable or deliverable at any time upon or in respect of the Subordinated Obligations.

(c)           If any payment or distribution, whether consisting of money, property or securities, shall be collected or received by the Subordinated Creditor in respect of the Subordinated Obligations, the Subordinated Creditor forthwith shall deliver the same to the Controlling Agent for the account of the Senior Creditors, in the form received, duly indorsed to the Controlling Agent, if required, to be applied to the payment or prepayment of the Senior Obligations until the Senior Obligations are paid in full.  Until so delivered, such payment or distribution shall be held in trust by the Subordinated Creditor as the property of the Controlling Agent for the benefit of the Senior Creditors, segregated from other funds and property held by the Subordinated Creditor.

4.           Subrogation.  Until the Senior Obligations are paid in full the Subordinated Creditor shall not assert any claim of subrogation under applicable law or otherwise with respect to the Agents, the Senior Creditors and the Senior Obligations.  Upon the prior payment in full of the Senior Obligations, the Subordinated Creditor shall be subrogated to the rights of the Senior Creditors to receive payments or distributions of assets of the Company in respect of the Senior Obligations.  For the purposes of such subrogation, payments or distributions to either Agent, for the account of the Senior Creditors, of any money, property or securities to which the Subordinated Creditor would be entitled except for the provisions of this Agreement shall be deemed, as between the Company and its creditors other than the Senior Creditors and the Subordinated Creditor, to be a payment by the Company to or on account of Subordinated Obligations, it being understood that the provisions of this Agreement are, and are intended solely, for the purpose of defining the relative rights of the Subordinated Creditor, on the one hand, and the Agents and the Senior Creditors, on the other hand.

5.           Consent of Subordinated Creditor.

(a)           The Subordinated Creditor consents and agrees that, without the necessity of any reservation of rights against the Subordinated Creditor, and without notice to or further assent by the Subordinated Creditor:

(i)           any demand for payment of any Senior Obligations made by either Agent or any Senior Creditor may be rescinded in whole or in part by such Agent or any such Senior Creditor, and any Senior Obligation may be continued, and the Senior Obligations, or the liability of the Company, or any guarantor or any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, or any obligation or liability of the Company or any other party under the Senior Documents or any other agreement, may, from time to time, in whole or in part, be renewed, extended, increased, accelerated, compromised, waived, modified, surrendered, or released by the either Agent or any Senior Creditor; and

(ii)           the Senior Notes and any other Senior Document may be amended, restated, modified, supplemented or terminated, in whole or in part, as either Agent or any Senior Creditor (or affiliate of any Senior Creditor) may deem advisable from time to time, and any collateral security at any time held by such Agent or any Senior Creditor for the payment of any of the Senior Obligations may be sold, exchanged, waived, surrendered or released, in each case all without notice to or further assent by the Subordinated Creditor, which will remain bound under this Agreement, and all without impairing, abridging, releasing or affecting the subordination provided for herein.

(b)           The Subordinated Creditor waives any and all notice of the creation, renewal, increase, extension or accrual of any of the Senior Obligations and notice of or proof of reliance by the Agents and the Senior Creditors upon this Agreement.  The Senior Obligations, and any of them, shall be deemed conclusively to have been created, contracted or incurred in reliance upon this Agreement, and all dealings between the Company and the Agents and Senior Creditors, as applicable, shall be deemed to have been consummated in reliance upon this Agreement.  The Subordinated Creditor acknowledges and agrees that the Agents and Senior Creditors have relied upon the subordination provided for herein in entering into the Senior Documents and in making funds available to the Company thereunder.  The Subordinated Creditor waives notice of or proof of reliance on this Agreement and protest, demand for payment and notice of default.

6.           Negative Covenants of the Subordinated Creditor.  So long as any of the Senior Obligations shall remain outstanding, the Subordinated Creditor shall not, without the prior written consent of the Controlling Agent:

(a)           sell, assign, or otherwise transfer, in whole or in part, the Subordinated Obligations or any interest therein to any other Person (a "Transferee") or create, incur or suffer to exist any Lien, charge or other encumbrance whatsoever upon the Subordinated Obligations in favor of any Transferee unless:

(i)           such action is made expressly subject to this Agreement; and

(ii)           the Transferee expressly acknowledges to the Agents, by a writing in form and substance satisfactory to the Controlling Agent, the subordination provided for herein and agrees to be bound by all of the terms of this Agreement;

(b)           permit any of the Subordinated Documents to be amended, restated, modified or otherwise supplemented;

(c)           commence, or join with any creditors other than the Senior Creditors in commencing any Insolvency Event;

(d)           challenge the validity, enforceability or priority of any Senior Document;

(e)           challenge the extent, validity, creation, perfection, or priority of any Lien created or purported to be created pursuant to any Senior Security Document or seek to avoid or subordinate any such Lien;

(f)           interfere in any respect with the exercise by any Agent or any Senior Creditor of any right or remedy under any Senior Document or applicable law; or

(g)           obtain, accept or receive any guaranty, collateral or other security for any of the Subordinated Obligations.

7.           Obligations Unconditional.  All agreements and obligations of the Subordinated Creditor hereunder shall be irrevocable, unconditional, continuing and absolute.  All rights and interests of the Agents and the Senior Creditors hereunder, and all agreements and obligations of the Company and the Subordinated Creditor hereunder, shall remain in full force and effect irrespective of:

(a)           any lack of validity or enforceability of any Senior Documents;

(b)           any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Obligations, or any amendment or waiver or other modification, whether by course of conduct or otherwise, of the terms of any of the Senior Documents;

(c)           any exchange, release or nonperfection of any security interest in any Collateral, or any release, amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or any guarantee thereof;

(d)           the existence of any claim, set-off, defense, counterclaim or other right that the Subordinated Creditor, the Company, any guarantor or any other Person may have against any Person, including, without limitation, either Agent or any Senior Creditor;

(e)           any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Senior Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Senior Obligations or any obligations of the Company under the Senior Documents or any other assets of the Company or any other Person;

(f)           any change, restructuring or termination of the corporate or other organizational structure or existence of the Company, any guarantor or any other obligor with respect to the Senior Obligations;

(g)           any failure of either Agent or any Senior Creditor to disclose to the Subordinated Creditor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company, any guarantor or other Person now or hereafter known to such Agent or such Senior Creditor (the Subordinated Creditor hereby waiving any duty on the part of the Agents and the Senior Creditors to disclose such information); or

(h)           any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company in respect of the Senior Obligations, or of either the Subordinated Creditor or the Company in respect of this Agreement;.

8.           Representations and Warranties.  The Subordinated Creditor represents and warrants to the Agents and the Senior Creditors that:

(a)           the Subordinated Note:

(i)           has been issued to it for good and valuable consideration;

(ii)           is owned by the Subordinated Creditor free and clear of any Liens, charges or encumbrances whatsoever arising from, through or under the Subordinated Creditor, other than the interests of the Agents and the Senior Creditors under this Agreement;

(iii)           is not guaranteed by any Person and is not secured;

(iv)           is payable solely and exclusively to the Subordinated Creditor and to no other Person and is payable without deduction for any defense, offset or counterclaim; and

(v)           constitutes the only evidence of the obligations evidenced thereby;

(b)           the Subordinated Creditor has the power and authority and the legal right to execute and deliver and to perform its obligations under this Agreement;

(c)           this Agreement constitutes a legal, valid and binding obligation of the Subordinated Creditor enforceable against the Subordinated Creditor in accordance with its terms;

(d)           the execution, delivery and performance of this Agreement will not violate any provision of any Requirement of Law or Contractual Obligation of the Subordinated Creditor and will not result in the creation or imposition of any Lien on any of the properties or revenues of the Subordinated Creditor pursuant to any Requirement of Law affecting or any Contractual Obligation of the Subordinated Creditor, except the interests of the Agents and the Senior Creditors under this Agreement; and

(e)           no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of the Subordinated Creditor), is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

9.           Waiver of Claims.  To the maximum extent permitted by law, the Subordinated Creditor waives any claim it might have against the Agents and the Senior Creditors with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of any of the Agents, the Senior Creditors or any of their respective directors, officers, employees, attorneys or agents with respect to any exercise of rights or remedies under the Senior Documents or any transaction relating to the Collateral other than claims arising from the gross negligence or willful misconduct of either Agent and/or any of the Senior Creditors or actions by either Agent and/or any of the Senior Creditors after payment in full of the Senior Obligations.  None of the Agents, the Senior Creditors or any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Company or the Subordinated Creditor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The Subordinated Creditor waives all rights of marshaling with respect to the Collateral.

10.           No Representation by Agents.  None of the Agents or Senior Creditors has made, and none of them hereby or otherwise makes to the Subordinated Creditor, any representation or warranty, express, or implied, nor does either Agent or any Senior Creditor assume any liability to the Subordinated Creditor with respect to:

(a)           the financial or other condition of the Company, any guarantor or any other obligor with respect to the Senior Obligations; or

(b)           the enforceability, validity, value or collectability of the Senior Obligations or the Subordinated Obligations, or any guarantee, collateral or other security which may have been granted in connection with any of the Senior Obligations; or

(c)           the Company's or any other Person’s title or right to transfer any collateral or security.

11.           Further Assurances.  The Subordinated Creditor and the Company, at their own expense and at any time from time to time, upon the written request of the Controlling Agent will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Controlling Agent reasonably may request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

12.           Provisions Applicable After Bankruptcy.  The provisions of this Agreement shall continue in full force and effect notwithstanding the occurrence of an Insolvency Event.

13.           Expenses; etc.

(a)           The Company will pay or reimburse the Agents and Senior Creditors, upon demand, for all costs and expenses incurred by each of them in connection with the enforcement or preservation of any rights under this Agreement, including, without limitation, the fees and disbursements of counsel.

(b)           The Company will pay, indemnify, and hold each Senior Creditor and each Agent harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions (whether sounding in contract, tort or on any other ground), judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to this Agreement or any action taken or omitted to be taken by any Senior Creditor or either Agent with respect to any of the foregoing.

14.           Provisions Define Relative Rights.  This Agreement is intended solely for the purpose of defining the relative rights of the Agents and the Senior Creditors on the one hand and the Subordinated Creditor on the other, and no other Person shall have any right, benefit or other interest under this Agreement.

15.           Legend.  The Subordinated Creditor and the Company will cause the Subordinated Note to bear upon its face the following legend:

"ALL INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBORDINATED TO OTHER INDEBTEDNESS PURSUANT TO, AND TO THE EXTENT PROVIDED IN, AND IS OTHERWISE SUBJECT TO THE TERMS OF, THE SUBORDINATION AGREEMENT, DATED SEPTEMBER 24, 2012, AS THE SAME MAY BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME (THE "SUBORDINATION AGREEMENT"), BY AND AMONG LIMA ENERGY COMPANY, GLOBAL ENERGY, INC., THIRD EYE CAPITAL CORPORATION, AS NPA AGENT AND UPA AGENT FOR THE RELEVANT SENIOR CREDITORS REFERRED TO IN THE SUBORDINATION AGREEMENT, AND THE HOLDER FROM TIME TO TIME OF THIS NOTE."

16.           Powers Coupled With An Interest.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the Senior Obligations are paid in full.

17.           Authority of Controlling Agent.  The Company and the Subordinated Creditor acknowledge that the rights and responsibilities of the Agents under this Agreement with respect to any action taken by either of the Agents or the exercise or non-exercise by either of the Agents of any option, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Agents and the Senior Creditors, be governed by the Senior Documents and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agents, on the one hand, and the Company and the Subordinated Creditor, on the other hand, the Agents shall be conclusively presumed to be acting as agent for the relevant Senior Creditors with full and valid authority so to act or refrain from acting, and neither the Company nor the Subordinated Creditor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

18.           Reinstatement.  The terms and provisions of this Agreement shall continue to be effective or be reinstated, and the Senior Obligations shall not be deemed to be paid in full, as the case may be, if at any time any payment of any of the Senior Obligations is rescinded or avoided, or most otherwise be returned by either Agent or any Senior Creditor pursuant to any Insolvency Proceeding or otherwise, all as though such payment had not been made.

19.           Notices.

(a)           All notices, requests and demands to or upon either Agent or the Company or the Subordinated Creditor to be effective shall be in writing (or by facsimile or confirmed in writing) and shall be deemed to have been duly given or made (i) when delivered by hand or (ii) if given by mail, when deposited in the mails by certified mail, return receipt requested, or (iii) if by facsimile, when sent and receipt has been confirmed, addressed as follows:

If to the NPA Agent:	Third Eye Capital Corporation
Brookfield Place, TD Canada Trust Tower
161 Bay Street, Suite 3930
Toronto, ON M5J 2S1
Attention: Mr. Algis Vaitonis, Head of Portfolio Operations
Telephone: 416-601-2270
Email: algis@thirdeyecapital.com

If to the UPA Agent:	Third Eye Capital Corporation
Brookfield Place, TD Canada Trust Tower
161 Bay Street, Suite 3930
Toronto, ON M5J 2S1
Attention: Mr. Algis Vaitonis, Head of Portfolio Operations
Telephone: 416-601-2270
Email: algis@thirdeyecapital.com

If to the Company:	Lima Energy Company
312 Walnut Street, Suite 1600
Cincinnati, OH 45202
Attention: Mr. Harry H. Graves, Chairman
Telephone: 513-762-7870
Email: hhgraves@usasfc.com

If to the Subordinated
Creditor:	Global Energy, Inc.
P.O. Box 30434
Cincinnati, OH 45230
Attention: Mr. Harry H. Graves, President
Telephone: 513-720-4161
Email:hhgraves@globalenergyinc.com

(b)           The Agents, the Company and the Subordinated Creditor may change their addresses and transmission numbers for notices by notice in the manner provided in this Section.

20.           Application of Payments.  All payments and proceeds of Collateral received by the Agents or the other holders of Senior Obligations may be applied, reversed and reapplied, in whole or in part, to the Senior Obligations or any part thereof, as provided in the Senior Documents.

21.           Counterparts.  This Agreement may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Agreement by facsimile transmission or other electronic means (including pdf) shall be effective as delivery of a manually executed counterpart thereof.

22.           Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

23.           Integration.  THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

24.           Amendments in Writing; No Waiver; Cumulative Remedies.

(a)           None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Agents, the Company and the Subordinated Creditor.

(b)           No failure to exercise, nor any delay in exercising, on the part of either Agent or any Senior Creditor, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(c)           The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

25.           Section Headings.  The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

26.           Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of the Company and the Subordinated Creditor and shall inure to the benefit of the Agents and the Senior Creditors and their successors and permitted assigns.

27.              Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS.  EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

28.         Governing Law.  This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of Ohio, without regard to principles of conflicts of laws.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

[Signature Pages Follow]

COMPANY:

LIMA ENERGY COMPANY

By:	/s/ H. H. Graves
Name: Harry H. Graves
Title: Chairman

SUBORDINATED CREDITOR:

GLOBAL ENERGY, INC.

By:	/s/ H. H. Graves
Name: Harry H. Graves
Title: President

NPA AGENT:

THIRD EYE CAPITAL CORPORATION, as Administrative Agent under the Note Purchase Agreement

By:	/s/ Arif N. Bhalwani
Name: Arif N. Bhalwani Title: Managing Director

UPA AGENT:

THIRD EYE CAPITAL CORPORATION, as Administrative Agent under the Unit Purchase Agreement

By:	/s/ Arif N. Bhalwani
Name: Arif N. Bhalwani Title: Managing Director